UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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MAINSOURCE FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MainSource Financial Group, Inc.

201 N. Broadway
Greensburg, Indiana 47240

March 26, 2007

Dear Fellow Shareholders:

We would like to invite you to attend the 2007 Annual Meeting of Shareholders of MainSource Financial Group, Inc. to be held on Thursday, April 26, 2007 at 10:00 a.m., local time, at our Operations Center located at 1927 Greensburg Crossing, Greensburg, Indiana. We have enclosed a copy of our 2006 Annual Report to Shareholders for your review.

We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a shareholder and vote. The vote of every shareholder is important. Please mark, sign, date, and return the enclosed proxy card in the envelope provided. Your cooperation is appreciated.

This Proxy Statement is first being mailed to shareholders on or about March 26, 2007.

Sincerely,

Robert E. Hoptry	James L. Saner, Sr.
Chairman of the Board	President and Chief Executive Officer

MainSource Financial Group, Inc.

201 N. Broadway
Greensburg, Indiana 47240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 26, 2007

To our Shareholders:

The 2007 Annual Meeting of Shareholders of MainSource Financial Group, Inc. will be held at its Operations Center located at 1927 Greensburg Crossing, Greensburg, Indiana, on Thursday, April 26, 2007, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

1.                Election of eight directors, each for a term of one year;

2.                Consideration and approval of the MainSource Financial Group, Inc. 2007 Stock Incentive Plan and the issuance of up to 650,000 shares of common stock thereunder;

3.                Ratification of the appointment of Crowe Chizek and Company LLC as the independent registered public accounting firm (independent auditors) for the Company for the fiscal year ending December 31, 2007; and

4.                Any other matters that properly come before the meeting.

Shareholders of record at the close of business on March 15, 2007 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors,

James M. Anderson Secretary
March 26, 2007 Greensburg, Indiana

MAINSOURCE FINANCIAL GROUP, INC.
201 N. Broadway
Greensburg, Indiana 47240

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Shareholders of MainSource Financial Group, Inc. (the “Company” or “we”) to be held on Thursday, April 26, 2007, beginning at 10:00 a.m., local time, at the Company’s Operations Center, 1927 Greensburg Crossing, Greensburg, Indiana, and at any postponements or adjournments of the meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:  What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of directors, a proposal to adopt the 2007 Stock Incentive Plan (the “2007 Plan”) and the issuance of up to 650,000 shares of common stock thereunder, and the ratification of the selection of Crowe Chizek and Company LLC as the Company’s independent registered public accountants for the year ending December 31, 2007. In addition, the Company’s management will report on the performance of the Company during the fiscal year ended December 31, 2006, and respond to questions from shareholders.

Q:  Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the record date, March 15, 2007, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

Q:  Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-admitted basis. Registration will begin at 9:30 a.m.

Q:  What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 18,751,547 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q:  How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:  Can I vote by telephone or electronically?

If you are a registered shareholder (that is, if you hold your shares in certificate form), you may only vote in person or by written proxy.

If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

Q:  Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Q:  How do I vote my retirement plan and 401(k) shares?

If you participate in the Company’s 401(k) and Employee Stock Ownership Plan, you may vote shares credited to your account as of the record date. You may vote by instructing Community Bank, N.A., the trustee of the Plan, pursuant to the instruction card being provided with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by April 24, 2007. If you do not send instructions, the share equivalents credited to your account in the Plan will be voted by the trustee in the same proportion that it votes share equivalents in that Plan for which it did receive timely instructions. You may also revoke previously given voting instructions by April 24, 2007 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

Q:  What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors (or “Board”). The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•                    for election of the nominated slate of directors (see pages 4-5);

•                    for approval of the 2007 Plan; and

•                    for ratification of Crowe Chizek and Company LLC as our independent registered public accounting firm.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:  What vote is required to approve each item?

Directors will be elected by a plurality of the votes cast at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for the approval of the 2007 Plan and approval of Crowe Chizek and Company LLC as our independent registered public accounting firm.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

Q:  What if other matters come up during the meeting?

If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. The Company is not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.

Q:  Who pays to prepare, mail and solicit the proxies?

The Company pays all costs of preparing, mailing and soliciting proxies. The Company asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Company will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition, proxies may be solicited by mail, in person, or by telephone by certain of the Company’s officers, directors and employees.

Q:  Whom should I call with other questions?

If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2006 Annual Report on Form 10-K, please contact:  MainSource Financial Group, Inc., 201 North Broadway, Greensburg, Indiana  47240, Attention: Shareholder Relations, telephone: (812) 663-0157.

PROPOSAL 1—ELECTION OF DIRECTORS

A Board of Directors consisting of eight members is to be elected at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be elected for a term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve a one-year term. If any of them become unavailable to serve as a director, the Nominating/Corporate Governance Committee may recommend a substitute nominee for election. In that case, the persons named as proxies will vote for the substitute nominee designated by the Nominating Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

William G. Barron	Director since 1989

Mr.  Barron is a commercial-industrial real estate specialist. He has been Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, since June 1994.

In addition, Mr. Barron is President of Rent A Space To Go Parent, LLC, a self-storage and portable storage holding company, and Gunston, LLC, a real estate holding company. Both companies were organized in 2006.

Brian J. Crall	Director since 2005

Mr.  Crall is Personnel Cabinet Secretary for the Commonwealth of Kentucky. He has been in this position since June 2006. Previously, Mr. Crall served as Deputy Secretary of the Executive Cabinet, Office of the Governor of the Commonwealth of Kentucky, a position he held from April 2004 to June 2006. Mr. Crall also served as CEO of the Owensboro Family YMCA from November 1986 until June 2000, CEO of Progress Printing Company from July 2000 until April 2004, and was the 13th District State Representative in the state of Kentucky from January 1995 until April 2004.

Philip A. Frantz	Director since 1987

Mr.  Frantz is a partner in Coldren & Frantz, a law firm located in Portland, Indiana. He has been a partner since the inception of the firm in 1971. Mr. Frantz is also President of Jay-Portland Abstract Company, Inc. and has held that position since 1978.

Rick S. Hartman	Director since 2000

Mr.  Hartman is President and Chief Executive Officer of The HRH Group, Ltd., a motel ownership and real estate management company. He is also managing partner of Hartman Properties and Hartman & Hartman, Ltd, and owner of Hartman and Associates, CPA’s.

D.J. Hines	Director since 2005

Mr.  Hines is Chief Executive Officer of Schuler Bauer Real Estate Services Inc., a real estate brokerage company, and has held this position since 1987. He is also President of Bugaboo Developers, Inc. and a member of Whispering Pines Developers, LLC, a residential land development company.

Robert E. Hoptry	Director since 1983

Mr.  Hoptry serves as Chairman of the Board. He has served in this capacity since the Company’s inception in 1983. Prior to 1999, Mr. Hoptry also served as the Company’s President and Chief Executive Officer.

Douglas I. Kunkel	Director since 2004

Mr.  Kunkel is the Vice President of Operations for Batesville Casket Company, a subsidiary of Hillenbrand Industries, Inc. He has held this position since August 2005. From January 2002 until August 2005, Mr. Kunkel was the Vice President and Chief Financial Officer of Batesville Casket Company. Prior to Batesville Casket Company, Mr. Kunkel was Vice President and Controller of Hill-Rom Company, Inc. from 1999 until 2002 and was also the Director of International and Financial Planning of Hill-Rom Company, Inc. from 1993 until 1999.

James L. Saner, Sr.	Director since 1998

Mr.  Saner serves as President and Chief Executive Officer of the Company. He has held this position since 1999. Mr. Saner also served as President and Chief Operating Officer of the Company in 1998. Prior to 1998, Mr. Saner was President and Chief Executive Officer of P.T.C. Bancorp.

BOARD COMMITTEES AND MEETINGS

The Board of Directors of the Company consists of eight directors. During the year ended December 31, 2006, the Board met 13 times. Each Director attended more than 75% of the aggregate of (i) all meetings of the Board held while he was a director and (ii) all committees on which he served during the period that he served on the committee. Additionally, all of the Directors attended the 2006 annual meeting of shareholders on April 26, 2006.

The standing committees of the Board of Directors of the Company at the commencement of 2006 were the Audit, Compensation, Nominating/Corporate Governance, Corporate Loan and Executive Committees. The Board of Directors amended the charter for its Audit Committee effective December 18, 2006, the charter for the Nominating/Corporate Governance Committee effective December 18, 2006, and the charter for the Compensation Committee effective December 18, 2006. Copies of the Audit, Nominating/Corporate Governance, and Compensation Committee charters are available on the Company’s website, www.mainsourcefinancial.com.

Audit Committee.   The Audit Committee has sole authority for selecting and replacing the Company’s independent auditor and approving its compensation. The Audit Committee is charged with assisting the Board in its oversight of: the arrangements for and scope of the audit by the independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; reviewing and monitoring the Company’s policies relating to ethics and conflicts of interest; discussing with management and the independent accountants the Company’s draft of the annual financial statements and key accounting disclosures and/or reporting matters; and reviewing the activities and recommendations of the Company’s internal audit department. The Audit Committee also is charged with establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In 2006, the Audit Committee met seven (7) times, each time on a day when the Board also met. The members of the Audit Committee are independent for purposes of the Audit Committee, as independence is defined in the Nasdaq National Market listing standards applicable to the Company. The Board has determined that director Douglas I. Kunkel is an “audit committee financial expert” as that term is defined in rules adopted under the Securities Exchange Act of 1934.

Nominating/Corporate Governance Committee.   The Nominating/Corporate Governance Committee has responsibility for (i) developing criteria for selecting directors; (ii) identifying individuals qualified to become members of the Board of Directors and recommending director nominees for the next annual meeting of shareholders; (iii) overseeing the evaluation of the corporate and subsidiary Boards of Directors; and (iv) developing and recommending to the Board corporate governance guidelines applicable to the Company. The Nominating/Corporate Governance Committee also considers other matters, such as the size and composition of the Board. The Nominating/Corporate Governance Committee will consider written recommendations from shareholders of the Company regarding potential nominees for election as directors which are submitted to the Company’s secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of this proxy statement.

The Nominating/Corporate Governance Committee currently does not maintain any formal criteria for selecting directors and may take into consideration such factors and criteria as it deems appropriate. However, in reviewing qualifications for prospective nominees to the Board, the Nominating/Corporate Governance Committee may take into consideration, among other matters, the prospective nominee’s judgment, skill, educational background or equivalent lifetime experience, integrity, reputation, possession of the ability to oversee the Company’s business and affairs, the time available to serve, community involvement, civic-mindedness, and business and other experience. Nominees for the Board generally are expected to be identified by non-management members of the Board. The Nominating/Corporate Governance Committee presently has a policy of not nominating any individual who serves on the board of directors of any bank or bank holding company (other than the Company and its subsidiaries). The Nominating/ Corporate Governance Committee does not evaluate nominees proposed by shareholders any differently than other nominees to the Board.

In 2006, the Nominating/Corporate Governance Committee held six (6) meetings, two (2) of which were held on a day when the Board also met. The members of the Nominating/Corporate Governance Committee are independent, as independence is defined in Nasdaq National Market listing standards applicable to the Company.

Compensation Committee.   The Compensation Committee is charged with reviewing the Company’s general compensation strategy and philosophy; establishing salaries and reviewing benefit programs for the Company’s executive officers; reviewing, approving, recommending and administering the Company’s incentive compensation plans and certain other compensation plans; and approving certain change in control contracts.

In 2006, the Compensation Committee held four (4) meetings, three (3) of which were held on a day when the Board also met. The members of the Compensation Committee are independent, as independence is defined in Nasdaq National Market listing standards applicable to the Company.

Executive Committee.   The Executive Committee exists for the purpose of reviewing and implementing business policies and making business decisions that need to be made but do not require or merit discussion and review by the full Board. Additionally, the Executive Committee has and may exercise the powers and authority of the full Board between meetings of the Board. The Executive Committee did not meet in 2006.

Corporate Loan Committee.   The Corporate Loan Committee exists for the purpose of providing loan approval and credit oversight of any loan of $5 million or greater and any loans to any borrower or affiliated borrower group whose total indebtedness to the Company is $5 million or greater. In 2006, the Corporate Loan Committee met 14 times, five (5) times on a day when the Board also met and nine (9) times on a day when the Board did not meet.

Board Committee Membership

Name	Executive Committee	Compensation Committee	Audit Committee	Corporate Loan Committee	Nominating/ Corporate Governance Committee
William G. Barron	M	C		M	M
Brian J. Crall			M		M
Philip A. Frantz		M		A	C
Rick S. Hartman	M		C	M	M
D.J. Hines		M	M	A
Robert E. Hoptry	C			C
Douglas I. Kunkel		M	M
James L. Saner, Sr.	M			M

M:          Member

C:             Chairman

A:            Alternate

Compensation of Directors

Board members are compensated with a combination of cash and stock-based incentive compensation. The goal of the compensation package is to attract and retain qualified candidates to serve on the Board of Directors. In setting compensation, the Board considers primarily the fees paid by other financial institutions of similar size located in the five-state region of Indiana, Ohio, Michigan, Kentucky and Illinois.

Director Compensation Table

The table below summarizes the compensation paid by the Company to each non-employee Director for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)(1)	(b)		(c)	(d)(2)	(e)	(f)
William G. Barron	$35,500		—	$1,860	—	$37,360
Brian J. Crall	$29,100		—	$1,860	—	$30,960
Philip A. Frantz	$36,650	(3)	—	$1,860	—	$38,510	(3)
Rick S. Hartman	$46,850	(4)	—	$1,860	—	$48,710	(4)
D. J. Hines	$29,725		—	$1,860	—	$31,585
Robert E. Hoptry	$57,600	(5)	—	$1,860	—	$59,460	(5)
Douglas I. Kunkel	$31,300		—	$1,860	—	$33,160

(1)          James L. Saner, Sr., the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a Director. The compensation received by Mr. Saner as employee of the Company is shown in the Summary Compensation Table on page 16.

(2)          Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2006. As of December 31, 2006 (including the adjustment for the 5% stock dividend paid on January 16, 2007, to shareholders of record on December 31, 2006), each Director had the following number of options outstanding:  William G. Barron: 4,966; Brian J. Crall: 525; Philip A. Frantz: 4,966; Rick S. Hartman: 4,966; D. J. Hines: 525; Robert E. Hoptry: 4,966; and Douglas I. Kunkel: 1,575.

(3)          Includes $6,250 in fees for service as a director of MainSource Bank.

(4)          Includes $6,250 in fees for service as a director of MainSource Bank of Illinois.

(5)          Includes $6,050 in fees for service as a director of MainSource Bank.

Cash Compensation.   For the fiscal year ending December 31, 2006, members of the Board were compensated based upon their attendance at meetings of the Board and Board committees, and further based upon whether the committee meetings occurred on the same day as the Board meetings or different days. Additionally, each non-employee director received an annual retainer for Board participation in the amount of $12,500, except the Chairman of the Board, who received an annual retainer of $25,000.  Beginning April 2007, each non-employee director will receive an annual retainer of $13,000, and the Chairman of the Board will receive an annual retainer of $26,000.

The following is a list of the fees paid to directors for Board and committee attendance:

	Board Meetings	Committee Meetings
Chairman of the Board	$1,200 per meeting
Non-employee directors	$800 per meeting	$300 per meeting if held on a day when the Board also meets; $600 per meeting if held on a day when the Board does not meet; $600 per meeting for attendance at Audit Committee meetings
Chairman of the Audit Committee		$1,200 per meeting
Financial Expert of Audit Committee (if not Chairman)		$900 per meeting
Chairman of the Corporate Loan Committee		$450 per meeting if held on a day when the Board also meets; $900 per meeting if held on a day when the Board does not meet
Chairman of other Board Committees		$450 per meeting if held on a day when the Board also meets; $900 per meeting if held on a day when the Board does not meet

Stock Option Program.   On  February 22, 2006, each non-employee Director received a grant of 500 options pursuant to the 2003 MainSource Financial Group, Inc. Stock Option Plan (the “2003” Plan) to purchase common stock of the Company with an exercise price equal to the fair market value on the date of grant, or $18.94. The options vest immediately upon grant. Until an option is exercised, shares subject to options may not be voted nor do they receive dividends. For a more detailed discussion of the terms of the 2003 Plan, see page 14.

Compensation Committee Interlocks and Insider Participation.

As noted above, the Compensation Committee members are William G. Barron, Philip A. Frantz, D.J. Hines and Douglas I. Kunkel, all of whom are independent directors under Nasdaq listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. No executive officer of the Company or its subsidiaries serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such an interlocking relationship existed in the past.

Certain Relationships and Related Transactions

The Nominating/Corporate Governance Committee is responsible for reviewing and approving any transactions between the Company or its subsidiaries and any related party, including loans or extensions of credit and any sale of assets or other financial transactions. Our bank subsidiaries make loans in the ordinary course of business to our directors and executive officers, and to family members and other entities with which a director, an executive officer or a family member may be affiliated. These loans are subject to various federal and state banking laws and are made on substantially the same terms, including interest rates and collateral, as those provided for comparable transactions with other persons. We believe these loans do not involve more than a normal risk of collectability or present other unfavorable features. Our bank subsidiaries also provide directors and executive officers and their family members and other affiliated entities with other banking, trust, insurance and other financial services in the ordinary course of business.

Additionally, W. Brent Hoptry, the son of Robert Hoptry, the Chairman of the Board of the Company, is the President and Chief Executive Officer of MainSource Bank of Illinois, a wholly-owned subsidiary of the Company.

CORPORATE GOVERNANCE

General

The Company aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its shareholders. The Company believes it can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted policies and procedures designed to foster the appropriate level of corporate governance. Some of these procedures are discussed below. For further information, including electronic versions of our Code of Ethical Conduct and Code of Conduct, our Audit Committee Charter, our Compensation Committee Charter, our Nominating/Corporate Governance Committee Charter and our Corporate Governance Policy Regarding Majority Voting please contact us at (812) 663-0157 or visit our website at www.mainsourcefinancial.com.

Director Independence

The Board of Directors has determined that a majority of the Board, including nominees William G. Barron, Brian J. Crall, Philip A. Frantz, Rick S. Hartman, D.J. Hines, and Douglas I. Kunkel, are independent, as independence is defined under revised listing standards of the Nasdaq National Market applicable to the Company. Mr. Saner is not deemed independent under the listing standards because he is President and Chief Executive Officer of the Company. Mr. Hoptry is not deemed independent under the listing standards because his son is an executive officer of a bank subsidiary of the Company.

Corporate Governance Policy Regarding Majority Voting

As part of the Company’s continuing efforts to enhance corporate governance procedures, the Board of Directors has implemented a policy regarding director elections. Under the policy, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following the date of the shareholders’ meeting at which the election occurred. Thereafter, the Company will promptly disclose the Board’s decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a current report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. A copy of the Policy Regarding Majority Voting is available on the Company’s web site, www.mainsourcefinancial.com.

Code of Ethics

The Company has adopted a “Code of Ethical Conduct” to document the principles of conduct and ethics which are followed by the Company’s executive officers as well as each corporate department manager, all loan review officers and each director of the Company, each person in an executive or senior management position for each subsidiary or division of the Company, all other persons occupying similar policy-making positions, and directors of any of the Company’s affiliates or subsidiaries.

The Company has also adopted a “Code of Conduct” to document the principles of conduct and ethics which are followed by the employees of the Company.

Communications with Independent Directors

Shareholders or other interested parties may contact the Company’s Nominating/Corporate Governance Committee through correspondence addressed to MainSource Financial Group, Inc., Attn: Nominating/Corporate Governance Committee, P.O. Box 611, Greensburg, Indiana 47240. Only the Company’s internal auditors have access to this post office box and will promptly forward communications received to the members of the Nominating/Corporate Governance Committee.

An employee, officer, shareholder or other interested party who has an interest in communicating with the Independent Directors regarding financial matters may do so by directing communication to the Chairman of the Audit Committee, Rick S. Hartman. Messages for the Chairman of the Audit Committee or any other director, or the Board of Directors as a whole, may be mailed, faxed or e-mailed to the Company addressed to: Secretary, MainSource Financial Group, Inc., 201 North Broadway, P.O. Box 87, Greensburg, Indiana 47240, (812) 663-4812 (facsimile) or shareholder.relations@mainsourcefinancial.com (e-mail). All communications addressed to the Independent Directors will be forwarded to Mr. Hartman as representative of the Independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Program and Committee

The Compensation Committee of the Company’s Board of Directors is responsible for evaluating compensation levels and compensation programs for the Company’s executive officers and for making recommendations to the Company’s Board of Directors regarding appropriate compensation awards for executive management.  The Committee seeks to balance cash and non-cash compensation in order to achieve its objectives and to drive both current year performance and long-term shareholder value.

Compensation Philosophy and Objectives

In general, the compensation policies adopted by the Committee are designed to attract, retain and motivate the Company’s executives to meet the Company’s business objectives with the goal of enhancing long-term shareholder value. Additionally, the policies seek to provide a vehicle for the Committee to evaluate and measure the performance of the Company and its executives, and to compensate executives in accordance with the results of those evaluations. The policies seek to align executive compensation with Company objectives, business strategy and financial performance. The Committee seeks to achieve these objectives through a blend of both cash and non-cash compensation.

In applying these principles, the Company seeks to:

•       Reward executives for achieving certain business goals, including enhancing shareholder value;

•       Encourage an environment that rewards performance with respect to certain goals established by the Committee;

•       Integrate compensation programs with the Company’s short and long-term business goals;

•       Attract and retain key executives critical to the long-term success of the Company; and

•       Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of stock of the Company.

Compensation Consultant

The Committee periodically retains an outside compensation consultant, Austin and Associates, to compare base salary and incentive compensation programs, policies and objectives for the Company’s executive officers with those of other financial institutions in the Company’s peer group. The Committee exercises its judgment and discretion in reviewing and considering this analysis when establishing both cash and non-cash compensation levels for the Company’s executive officers.

Additionally, at times the Committee considers competitive industry salaries in determining base compensation of its executive officers. Specifically, the Company collects compensation information from a peer group of ten to fifteen similarly-sized financial institutions located in the same geographic region as the Company. In determining the appropriate financial institutions to include in this peer group, the Committee consulted with its external compensation consultant.  The peer group is made up of publicly-traded financial institutions between one and four billion dollars in assets, headquartered in non-metropolitan areas of a five state region of Indiana, Illinois, Kentucky, Michigan and Ohio. The peer data collected by the Committee is used merely as a guideline for determining base compensation. The Committee believes that the peer group is appropriate because of the similarities among the financial institutions in market, size and deposits.

Elements of Executive Compensation

The compensation programs of the Company for its executive officers are generally administered by or under the direction of the Compensation Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The particular elements of the compensation programs for such persons are set forth in more detail below.

The Company’s compensation program for executives consists of three key elements:

•       base salary;

•       performance-based incentive (cash) bonus; and

•       long-term performance-based awards of stock options.

The Committee believes that this three-part approach best serves the interests of the Company and its shareholders. Under this approach, a portion of each executive’s annual compensation is “at risk;” namely, the performance-based incentive bonus and long-term performance-based awards of stock options.

Base Salary.   Base salary for the Company’s Chief Executive Officer, James L. Saner, Sr., is set by the Committee on an annual basis. Base salaries for the Company’s executive officers other than its Chief Executive Officer, as well as changes in such salaries, are set on an annual basis by the Committee and are based upon recommendations by the Chief Executive Officer of the Company. The Committee’s compensation decisions take into account such factors as the annual financial results of the Company, competitive industry salaries, a subjective assessment of the nature and responsibilities of the position, the contribution and experience of the officer, and the length of the officer’s service with the Company, its subsidiaries and predecessors. The Committee also reviews peer data from the financial institutions in its peer group when setting the salary range of particular positions.

Performance-Based Incentive Bonus.   Cash bonuses are granted to executive officers under the Company’s annual performance-based incentive bonus plan. The annual performance-based incentive bonus permits individual performance to be recognized on an annual basis and is contingent upon an increase in the operating earnings per share growth attained by the Company each year.

The Committee, prior to March 31 each year and with input from Mr. Saner, establishes specific annual “performance targets” for each covered executive officer for a performance period of one year. The first target which must be met for each executive to be eligible for a bonus relates to the Company’s operating earnings per share growth. If the operating earnings per share for a particular year have not increased as compared to the prior year, the executives are not eligible for a bonus. If that threshold is met, then the Committee considers other performance targets which relate to such factors as “Overall Profitability” (return on average equity, return on average assets, efficiency ratio), “Growth Rates” (core earnings per share growth, loan growth, core deposit growth), and “Asset Quality” (loan loss reserves compared to non-performing assets (NPA), NPA/total assets, net charge-offs compared to average loans). Additionally, the Committee considers each individual’s performance with respect to all of these areas, as well as the individual’s leadership within the Company, in making its final decision to award a bonus.

For 2006, the Committee established Mr. Saner’s annual cash incentive opportunity at a range of 0% to 60% of annual salary and established the remaining executive officers’ annual cash incentive opportunity at a range of 0% to 42% of annual salary, both based on the weighted criteria listed above.

Performance-Based Stock Options.   The Committee believes that periodic grants of stock options are a key component of the Company’s executive compensation program because the grants ensure that the executive’s financial interests are aligned with those of the Company’s shareholders. Stock options are awarded by the Compensation Committee based on each executive’s responsibilities, historical contributions and anticipated future contributions, and the Company’s achievement of the performance targets discussed above. The Chief Executive Officer’s stock options are predetermined by a formula which is aligned and integrated with his cash bonus.

The 2003 MainSource Financial Group, Inc. Stock Option Plan was approved by shareholders at the 2003 Annual Meeting of Shareholders. The 2003 Plan provides for the grant of qualified (incentive) and non-qualified stock option awards. Under the terms of the 2003 Plan, the Committee has complete discretion in determining eligibility for participation and the number of stock options, if any, to be granted to a participant. Stock option awards may be made from the shares of the Company’s Common Stock originally approved by the shareholders for issuance under the 2003 Plan. The 2003 Plan is intended to provide incentives to the Company’s executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Options are not granted by the Committee as part of the regular compensation of any executive or key employee. The decision to grant options is based on the incentive that the grant will provide and the benefits the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee.

All Options granted by the Committee are priced at the fair market value of the shares at the time of the award. Annual awards of stock options to executives are generally made at the Committee’s regularly scheduled meeting in February after the Company’s financial results have been determined for the previous fiscal year and such results have been evaluated. Options generally vest as follows: 10% at the end of the first year, an additional 20% at the end of the second year, an additional 30% at the end of the third year, and an additional 40% at the end of the fourth year. Vesting and exercise rights cease upon termination of employment except in the case of death or disability (subject to a one year limitation). Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends.

In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership.   The Committee considers and determines whether or not to make matching and/or profit sharing contributions to participants’ accounts under the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the “Plan”). To be eligible to receive a matching contribution, a participant must make a pre-tax deferral to the Plan. To be eligible to receive a profit sharing contribution, a participant must have completed 1,000 “hours of service” (as defined in the Plan) with a participating employer in the Plan and must be employed on the last day of the Plan year unless the participant died, became disabled or retired pursuant to the Plan’s early or normal retirement provisions. For 2006, the Committee determined to match funds contributed by participants at $0.80 of every dollar contributed to the 401(k) portion of the Plan, up to the first 8% of each participant’s salary. Additionally, the Company made a profit sharing contribution to the 401(k) portion of the Plan equal to 3% of each participant’s base salary. The benefits provided to employees of certain subsidiaries of the Company, including MainSource Insurance, LLC, MainSource Title, LLC and MainSource Mortgage, LLC, are similar to those provided to participants in the Plan, but differ as a result of differences in the way such employees are compensated.

Perquisites.   The Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate its executives. The Company periodically reviews the levels of perquisites and other benefits provided to executive officers. The perquisites currently granted to executive officers include the use of company automobiles, executive short-term disability insurance, relocation expenses, death benefits and membership in a local country club.

Change in Control Agreements.   The Company has change in control agreements in place with its Chief Executive Officer, the other named executive officers and certain other officers of the Company or its subsidiaries. The purpose of the change in control agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened change in control of the Company. Each change in control agreement becomes operative only upon a change in control. Payments under the agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. A more detailed discussion of the terms of the agreements is set forth beginning on page 18. In determining the appropriate severance payments for each executive officer and the triggers for such severance payments, the Compensation Committee considered similar agreements offered by other financial institutions both in its peer group and elsewhere in the industry, the likelihood of a change in control, the need to continue the service of each executive officer in the event of a change in control, and the effect the change in control agreement would have on the ability to attract and retain executive officers in the absence of a threatened change in control.

Accounting and Tax Considerations

The Company structured its compensation program to comply with Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m) of the Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Code Section 162(m) tax deduction limit. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Code Section 409A, and such benefits do not comply with Code Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to federal and state income tax, an underpayment interest penalty and an additional federal income tax of 20% of the benefit includible in income.

Report of the Compensation Committee

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
/s/ William G. Barron (Chairman)
/s/ Philip A. Frantz
/s/ D.J. Hines
/s/ Douglas I. Kunkel

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our two most highly compensated executive officers who served in such capacities as of December 31, 2006, each of whom had total annual compensation exceeding $100,000 in 2006 or in either of the preceding two years (the “named executive officers”), for services rendered to the Company during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)(1)	(g)(2)	(h)		(i)
James L. Saner, Sr.	2006	$329,035	—	—	$14,550	$61,263	$25,201	(3)	$430,049
President and Chief Executive Officer
James M. Anderson	2006	$139,885	—	—	$3,575	$24,725	$18,858	(4)	$187,043
Senior Vice President and Chief Financial Officer
John C. Parker	2006	$134,767	—	—	$4,500	$23,247	$12,542	(5)	$175,056
Senior Vice President— Operations
Daryl R. Tressler	2006	$216,560	—	—	$1,500	$32,787	$25,681	(6)	$276,528
President and Chief Executive Officer of MainSource Bank

(1)          Refer to Note 22, “Stock Option Plans,” in the Notes to Consolidated Financial Statements included in the annual report on Form 10-K filed on March 14, 2007, for the relevant assumptions used to determine the valuation of our option awards.

(2)          Represents performance-based incentive bonuses paid in March 2007 for each executive’s performance during the fiscal year ended December 31, 2006. For a more detailed discussion of the Performance-Based Incentive Bonus Plan, see page 13 of the Compensation Discussion and Analysis section of this Proxy Statement.

(3)          Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution and a 3% profit sharing contribution made by the Company to the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the “401(k) Plan”) and (c) the cost of a country club membership.

(4)          Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution and a 3% profit sharing contribution made by the Company to the 401(k) Plan, and (c) the cost of a country club membership.

(5)          Includes the matching contribution and a 3% profit sharing contribution made by the Company to the 401(k) Plan.

(6)          Includes (a) the value attributable to personal use of a Company-provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution and a 3% profit sharing contribution made by the Company to the 401(k) Plan, and (c) the cost of a country club membership.

Grants of Plan-Based Awards for 2006

The following table sets forth certain information with respect to the options granted during or for the fiscal year ended December 31, 2006 to each of the Company’s executive officers listed in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James L. Saner, Sr.	2/20/07	—	—	—	—	—	—	—	16,555	$17.01	$57,943
James M. Anderson	2/20/07	—	—	—	—	—	—	—	5,000	$17.01	$17,500
John C. Parker	2/20/07	—	—	—	—	—	—	—	5,000	$17.01	$17,500
Daryl R. Tressler	2/20/07	—	—	—	—	—	—	—	1,000	$17.01	$3,500

(1)          The exercise price of the stock option awards is equal to the closing price of the common stock as reported by the NASDAQ National Market on the day prior to the date the options were granted.

(2)          Refer to Note 22, “Stock Option Plans”, in the Notes to Consolidated Financial Statements included in the annual report on Form 10-K filed on March 14, 2007, for the relevant assumptions used to determine the valuation of our option awards.

The Compensation Committee granted incentive stock options on February 20, 2007, based on each executive officer’s performance in 2006, pursuant to the 2003 Plan. The terms of the options provide for vesting in four installments, with 10% vesting at the end of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. The options have a total life of 10 years and expire on February 20, 2017. A more detailed discussion of the 2003 Plan is set forth on page 14 of the Compensation Discussion and Analysis section of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named above as of December 31, 2006.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James L. Saner, Sr.	17,364	-0-	—	$13.36	5/19/13	—	—	—	—
	16,538 15,750 525	-0- -0- 4,725		21.20 20.57 18.04	2/23/14 2/22/15 2/22/16
James M. Anderson	1,737	-0-	—	$13.36	5/19/13	—	—	—	—
	2,481 2,625 263	-0- -0- 2,362		21.20 20.57 18.04	2/23/14 2/22/15 2/22/16
John C. Parker	3,473	-0-	—	$13.36	5/19/13	—	—	—	—
	3,308 3,675 263	-0- -0- 2,362		21.20 20.57 18.04	2/23/14 2/22/15 2/22/16
Daryl R. Tressler	6,078	-0-	—	$13.36	5/19/13	—	—	—	—
	4,134 4,200 158	-0- -0- 1,418		21.20 20.57 18.04	2/23/14 2/22/15 2/22/16

(1)          All option awards and exercise prices are adjusted for stock splits and stock dividends since the date of grant, including the 5% stock dividend paid on January 16, 2007, to shareholders of record as of December 31, 2006.

All of the options granted to the named executive officers are incentive stock options granted pursuant to the 2003 Plan. The terms of the options provide for vesting in four installments, with 10% vesting at the end of the first year, 20% at the end of the second year, 30% at the end of the third year and 40% at the end of the fourth year. In 2005, the vesting of the options expiring on February 23, 2014 and February 22, 2015, were accelerated to provide for immediate vesting. All of the options have a total life of 10 years. A more detailed discussion of the 2003 Plan is set forth on page 14 of the Compensation Discussion and Analysis section of this Proxy Statement.

Post Employment Compensation

Change in Control Agreements.   The Company has change in control agreements in place with its Chief Executive Officer, each of the other named executive officers and certain other officers of the Company or our subsidiaries. References to executives in this description of Change in Control Agreements are only to Mr. Saner, Mr. Anderson, Mr. Parker and Mr. Tressler. The purpose of the Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened “Change in Control,” which is defined in the agreements to have occurred if:

•       A majority of the directors as of the date of the agreement is replaced other than as the result of nomination or election by at least two-thirds of the incumbent directors;

•       Any person acquires beneficial ownership of 25% or more of the combined voting power of the Company’s then outstanding securities (40% in the case of Mr. Saner), other than in certain circumstances specified in the change in control agreement;

•       A merger, consolidation, share exchange or similar form of corporate transaction is consummated, unless (a) holders of voting securities of the Company outstanding immediately prior to the merger represent more than 40% of the total voting power of the securities of the surviving company outstanding immediately after such transaction; (b) no person is or becomes the beneficial owner of more than 25% of the total voting power of the securities of the surviving corporation; and (c) at least one-half of the members of the board of directors of the surviving corporation were directors of the Company at the time of the Board’s approval of the transaction; or

•       The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

Each Agreement becomes operative only upon both a change in control and the subsequent termination of employment of the executive under circumstances covered by the agreement. Payments under the change in control agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. The following discussion summarizes the key provisions of the change in control agreements.

If the employment of any of the executive officers is terminated during the two-year period (or an 18-month period in the case of Mr. Parker) following a Change in Control of the Company, either by the Company other than for “Cause” (as defined in the agreements) or by the executive for “Good Reason” (as defined in the agreements, including the termination of employment by the executive for any reason during the 30-day period commencing six months (or twelve months in the case of Mr. Parker) after the date of such Change in Control), the executive will be entitled to receive: (a) a lump sum cash amount equal to such executive’s unpaid salary and bonus amounts that have become payable, plus a pro-rata portion of such executive’s annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to 2.99 times in the case of Mr. Saner, 2 times in the case of Mr. Anderson and Mr. Tressler, and 1.5 times in the case of Mr. Parker, the sum of (i) the executive’s highest annual rate of base salary during the 12-month period immediately prior to his termination of employment, and (ii) the executive’s annual performance-based incentive bonus earned for the last completed fiscal year of the Company; and (c) continuation of medical, dental, accident, disability and life insurance benefits for the executive and his dependents for a period of two years (or 18 months in the case of Mr. Parker) following the executive’s date of termination of employment. If the executive’s date of termination is within two years (or 18 months in the case of Mr. Parker) of the earliest date on which such termination could be considered a “Retirement” (as defined in the agreements), the benefits described in (b) and (c) in the preceding sentence will be reduced accordingly. In the event that payments related to a Change in Control to any executive under the agreements or otherwise are subject to excise tax under Code Section 4999, the Company will provide the executive with an additional amount sufficient to enable the executive to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed on such executive, in which case payments under the Agreement shall be reduced (but not below zero) to the amount that could be paid to such executive without giving rise to such excise tax.

Potential Payments Under Change in Control Agreements.   Had a change in control occurred during the fiscal year ended December 31, 2006, and had their employment been terminated on December 31, 2006, Mr. Saner, Mr. Anderson, Mr. Parker and Mr. Tressler would have been eligible to receive the payments and benefits set forth below.

Name	Salary ($)	Bonus ($)	Benefits ($)(1)	Gross Up ($)	Total ($)
James L. Saner, Sr.	$971,750	$183,176	$35,399	$285,908	$1,476,233
James M. Anderson	$280,000	$49,451	$745	—	$330,196
John C. Parker	$202,500	$34,871	$25,875	—	$262,945
Daryl R. Tressler	$426,000	$65,574	$17,180	—	$508,754

(1)          Consists of medical, dental, accident, disability and life insurance benefits. The value is based upon the type of insurance coverage the Company carried for each executive officer as of December 31, 2006, and is valued at the premiums in effect on December 31, 2006. This amount was calculated with the assumptions used for financial reporting purposes under generally accepted accounting principles in accordance with Financial Accounting Standard 106 issued by the Financial Accounting Standards Board.

Acceleration of Options.   Additionally, the 2003 Plan provides for the acceleration of the vesting of options granted under the 2003 Plan upon the occurrence of a change in control (as defined in the 2003 Plan). Had a change in control occurred on December 31, 2006, none of the named executive officers would have received any additional benefit under the 2003 Plan as all options outstanding as of that date were either:  1) fully vested, or 2) priced above the fair market value of the Company’s stock on December 31, 2006 as reported on the Nasdaq national market.

Equity Compensation Plan Information

The following table summarizes certain information regarding the Company’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	204,781		$18.43		387,671
Equity compensation plans not approved by security holders	58,564	(1)	$16.16	(1)	0
Total	263,345		$17.93		387,671

(1)          In connection with its merger with Peoples Ohio Financial Corporation (“POHF”), which was consummated on June 16, 2006, the Company assumed certain stock options previously issued by POHF to its Chief Executive Officer pursuant to a stock option plan adopted by POHF. The number of options and the exercise price were adjusted to reflect the exchange ratio in the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of our common shares beneficially owned (unless otherwise indicated) by each person known to the Company to own beneficially more than five percent (5%) of the issued and outstanding common stock of the Company:

Name and address of beneficial owner	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding
Robert S. Dunevant	938,220	(1)	5.003%
25993 Far Hills Lane West Harrison, IN 47060

(1)          Includes 301,518 shares held in 3 limited liability companies over which Mr. Dunevant has voting and investment power, 10,054 shares held in an investment company over which Mr. Dunevant shares voting and investment power, 558,397 shares held in a revocable trust of which Mr. Dunevant is a beneficiary and 42,000 shares held by Mr. Dunevant’s wife. Mr. Dunevant disclaims beneficial ownership of the shares held by his wife.

The following table shows the number of our common shares beneficially owned by the Company’s nominees for election as directors, the executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group.

Name (Age)	Aggregate Number Of Shares Beneficially Owned		Percent of Shares Outstanding(1)
James M. Anderson (35)	9,390	(2)	*
William G. Barron (57)	515,520	(3)	2.7%
Brian J. Crall (48)	3,373	(4)	*
Philip A. Frantz (62)	48,062	(5)	*
Rick S. Hartman (51)	276,575	(6)	1.5%
D.J. Hines (55)	9,776	(7)	*
Robert E. Hoptry (68)	191,569	(8)	1.0%
Douglas I. Kunkel (42)	6,037	(9)	*
John C. Parker (54)	34,911	(10)	*
James L. Saner, Sr. (55)	148,368	(11)	*
Daryl R. Tressler (55)	85,265	(12)	*
All directors and executive officers as a group (11 persons)	1,328,846		7.1%

*                    Represents less than 1% of the Company’s outstanding common shares.

(1)          Based on the number of shares outstanding at March 15, 2007.

(2)          Includes 234 shares owned of record by Mr. Anderson as custodian for his daughter, 343 shares owned of record by Mr. Anderson as custodian for his son, 1,706 shares held on his behalf under the Company’s 401(k) Plan, and 7,105 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act of 1934 (the “Exchange Act”).

(3)          Includes 31,282 shares held in IRAs on Mr. Barron’s behalf, 34,757 shares held in IRAs on behalf of Mr. Barron’s wife, 52,339 shares held in 7 irrevocable trusts of which Mr. Barron is the co-trustee, 231,578 shares held in a trust of which Mr. Barron’s wife is the trustee, 133,838 shares owned by a limited partnership of which Mr. Barron is the controlling partner, 3,878 shares owned of record by

Mr. Barron as custodian for his son, and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(4)          Includes 1,525 shares to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(5)          Includes 1,778 shares owned of record by Mr. Frantz’s wife, 17,747 shares owned of record by Mr. Frantz jointly with his wife, and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(6)          Includes 20,809 shares held in IRAs on Mr. Hartman’s behalf, 9,475 shares owned of record by Mr. Hartman’s wife, 5,877 shares held in IRAs on behalf of Mr. Hartman’s wife, 85,957 shares held in an irrevocable trust of which Mr. Hartman is the trustee and has voting and investment power, 82,663 shares held in a revocable trust of which Mr. Hartman is the trustee and has voting and investment power, 10,646 shares owned of record by Mr. Hartman’s wife as custodian for his 2 children, and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Hartman disclaims any beneficial interest in the shares owned directly or indirectly by his wife.

(7)          Includes 5,269 shares held of record in an SEP on Mr. Hines’ behalf, 535 shares owned of record by Mr. Hines jointly with his wife, 498 shares held of record in an IRA on behalf of Mr. Hines’ wife, 367 shares owned of record by Mr. Hines’ wife jointly with their daughter, 69 shares owned of record by Mr. Hines’ wife jointly with their son, 297 shares owned of record by Mr. Hines’ wife as custodian for their son, and 1,525 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(8)          Includes 52,512 shares held in an IRA on behalf of Mr. Hoptry, 2,591 shares held in an IRA on behalf of Mr. Hoptry’s wife, and 5,966 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Hoptry disclaims any beneficial interest in the shares owned by the IRA on behalf of his wife.  Additionally, Mr. Hoptry has pledged an aggregate of 69,135 shares as collateral for a loan held by a bank subsidiary of the Company.

(9)          Includes 3,462 shares owned of record by Mr. Kunkel jointly with his wife, and 2,575 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(10) Includes 2,757 shares held in an IRA on Mr. Parker’s behalf, 3,307 shares owned of record by Mr. Parker jointly with his wife, 17,219 shares held on his behalf in the Company’s 401(k) Plan, and 10,718 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

(11) Includes 14,792 shares held in an IRA on Mr. Saner’s behalf, 2,980 shares held in an IRA on behalf of Mr. Saner’s wife, 8,892 shares owned of record by Mr. Saner jointly with his wife, 1,187 shares owned of record by Mr. Saner jointly with his 3 children, 7,019 shares held on his behalf under the Company’s 401(k) Plan, and 50,177 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act. Mr. Saner disclaims any beneficial interest in the shares owned by his wife or by him jointly with his 3 children. Additionally, Mr. Saner has pledged an aggregate of 31,438 shares as collateral for a loan held by a financial institution.

(12) Includes 1,400 shares owned of record by Mr. Tressler jointly with his wife, 48,491 shares held on his behalf under the Company’s 401(k) Plan, 5,657 shares owned of record by Mr. Tressler’s wife, 800 shares owned by Mr. Tressler’s wife jointly with his daughter, 805 shares owned by Mr. Tressler’s wife jointly with his son, and 14,569 shares as to which there is a right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) of the Exchange Act.

PROPOSAL 2:  APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

General

On January 16, 2007, our Board adopted and approved the MainSource Financial Group, Inc. 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”). The 2007 Stock Incentive Plan enables us to promote and align the interests of key employees, officers, directors, consultants, advisors and other service providers of the Company and its subsidiaries and affiliates in order to reward performance that enhances long term shareholder value, increases employee stock ownership and improves the ability of the Company and its subsidiaries and affiliates to attract, retain and motivate such persons. The 2007 Stock Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock awards. Incentive stock options may be granted only to employees.

An aggregate of 650,000 shares of our common stock are reserved for issuance under the 2007 Stock Incentive Plan. Shares issuable under the 2007 Stock Incentive Plan will be authorized and unissued shares of common stock or treasury shares.

In 2003, the shareholders of the Company approved the MainSource Financial Group, Inc. 2003 Stock Option Plan. The 2003 Plan provided for the award of incentive and non-statutory options to purchase up to 350,000 shares of the Company’s common stock to employees, directors and outside service providers (607,754 shares, as adjusted for stock splits and stock dividends subsequent to the date the 2003 Plan was approved by the shareholders). As of March 15, 2007, options to purchase 274,836 shares of common stock were outstanding, and 317,616 shares remained available for grant under the 2003 Plan. The 2007 Stock Incentive Plan will be in addition to, and not in replacement of, the 2003 Plan. However, upon the approval of the 2007 Stock Incentive Plan by shareholders, no further awards of options will be made under the 2003 Plan. Unexercised options, which were previously issued under the 2003 Plan, will not be terminated, but will otherwise continue in accordance with the 2003 Plan and the agreements pursuant to which the options were issued.

Pursuant to Proposal 2, shareholders of the Company are being asked to consider the approval of the 2007 Stock Incentive Plan. In the event the 2007 Stock Incentive Plan is not approved, the 2007 Stock Incentive Plan will not be implemented, the 2003 Plan will remain in force and effect, and the Committee will continue to award options as it deems appropriate under the 2003 Plan.

Summary of the Plan

A summary of the material features of the 2007 Stock Incentive Plan are outlined below, but such description is qualified in its entirety by reference to the 2007 Stock Incentive Plan attached to this Proxy Statement as APPENDIX A.

Administration.   The 2007 Stock Incentive Plan permits the plan to be administered by the Board of Directors, the Compensation Committee or any committee of the Board which is comprised solely of non-employee, outside directors. Initially, the Board has authorized the Compensation Committee to administer the 2007 Stock Incentive Plan. The Compensation Committee has the full authority to administer and interpret the 2007 Stock Incentive Plan and to correct any defect or supply any omission or reconcile any inconsistency in the plan or any award agreement. The Compensation Committee’s decision will be final, conclusive and binding with respect to the interpretation and administration of the 2007 Stock Incentive Plan, or any award or any award agreement under the 2007 Stock Incentive Plan.

Term of 2007 Stock Incentive Plan.   The 2007 Stock Incentive Plan will terminate at such time as all of the shares reserved for issuance are issued, unless it is terminated earlier in accordance with the terms of the plan.

Awards under the Stock Incentive Plan.

Stock Options.   The 2007 Stock Incentive Plan authorizes the Compensation Committee to grant options to purchase shares of common stock to key employees, officers, directors, consultants, advisors and other service providers of the Company and its subsidiaries and affiliates who the Company designates as a participant. Option grants may be in the form of incentive stock options (ISOs) or non-qualified stock options, provided that options granted to non-employees, or to employees of subsidiaries that do not qualify as a “subsidiary corporation” (within the meaning of Section 424 of the Code), may only be non-qualified stock options. The exercise price of each option will be equal to the fair market value of the Company’s stock as of the date the option is granted, or in the case of an ISO granted to a 10% stockholder, 110% of fair market value. The Compensation Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed ten years, or five years in the case of an ISO granted to a 10% stockholder), any vesting schedule, and the other material terms of each option. Upon the exercise of an option, the option holder must make payment of the full exercise price, either: (i) in cash, certified or cashier’s check, bank draft or money order; (ii) to the extent permitted by law and the Compensation Committee, through a “cashless exercise sale and remittance procedure” by the delivery of irrevocable instructions to a broker reasonably acceptable to us to deliver promptly to us an amount equal to the aggregate purchase price; (iii) in shares of common stock (which have been owned by the participant for a period of time as may be required by applicable accounting standards to avoid a charge to our earnings) or tender of property; (iv) by waiver of compensation due or accrued to the grantee for services rendered; or (v) on such other terms and conditions as may be acceptable to the Compensation Committee and are appropriate under the circumstances.

Restricted Stock.   The 2007 Stock Incentive Plan authorizes the Compensation Committee to award restricted stock. Recipients of restricted stock enter into an agreement with the Company subjecting the shares to restrictions and providing the criteria or dates on which such restrictions lapse and the purchase price, if any, for the restricted shares. Restricted stock may vest over time, based on performance criteria or other factors (including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Section 162(m) of the Code), as determined by the Compensation Committee as of the date of the stock grant. Holders of restricted stock may exercise full voting rights with respect to the restricted stock and will be entitled to all dividends and distributions paid on the restricted stock.

Bonus Stock Awards.   The 2007 Stock Incentive Plan authorizes the Compensation Committee to grant bonus stock awards. A bonus stock award is an outright grant of common stock in consideration for past services actually rendered to the Company or any subsidiary or affiliate of the Company, or for its benefit. The bonus stock may, but need not, be subject to vesting, as determined by the Committee.

Transferability of Options and Stock Purchase Rights.   The 2007 Stock Incentive Plan does not allow for the transfer of awards granted under the plan except by will or the laws of descent and distribution, and only the grantee may exercise the award during his or her lifetime. Common stock issued under the Stock Incentive Plan will not have any restrictions on transferability.

Amendment and Termination.   The Board of Directors of the Company may at any time amend, in whole or in part, any or all of the provisions of the 2007 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise. The Board of Directors, however, may not impair the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, without the consent of such participant (unless required by law). Shareholder approval is required for any amendment to the 2007 Stock Incentive Plan:

•       that changes the class of individuals eligible to receive awards under the Stock Incentive Plan;

•       that increases the maximum number of shares of common stock in the aggregate that may be subject to awards that are granted under the 2007 Stock Incentive Plan (except as otherwise permitted under the 2007 Stock Incentive Plan);

•       if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or

•       if such amendment eliminates a requirement provided in the 2007 Stock Incentive Plan that our shareholders must approve an action to be undertaken under the Stock Incentive Plan.

Adjustments upon a Change of Control.   The 2007 Stock Incentive Plan generally defines a “change of control” as any of the following: (1) the acquisition by a person of securities representing more than 25% of the voting power of our outstanding securities, (2) a change of the majority of the incumbent members of our board of directors, unless the election of such new director or directors was approved by at least 2/3 of the incumbent directors then on the Board, (3) a business combination in which our securities outstanding prior to the combination do not represent more than 40% of the combined voting power outstanding after the combination and at least one-half of the members of the Board of the surviving corporation were incumbent members of the Company’s board, or (4) approval by our shareholders of our liquidation. Upon a change in control of the Company under the 2007 Stock Incentive Plan, all outstanding awards become immediately exercisable or vested. If any awards subject to performance-based vesting become vested upon a change in control of the Company, all performance goals will be deemed satisfied as of the date of the change in control.

Federal Income Tax Consequences.   The following is a summary of the U.S. federal income tax consequences of transactions under the 2007 Stock Incentive Plan based on current federal income tax laws. The summary represents general information only and is based on the Code, its legislative history, existing and proposed United States Treasury regulations, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change or differing interpretations (possibly with retroactive effect) and any change could affect the continuing validity of this discussion. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provision of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Incentive Stock Options.   No taxable income is recognized by the participant upon the grant or exercise of an incentive stock option; however, the excess of the fair market value of the purchased shares on the date of exercise of the incentive stock option over the aggregate exercise price for the shares is a tax adjustment item and, accordingly, is included in the computation of alternative minimum taxable income.

If stock acquired upon the exercise of an incentive stock option is disposed of within two years after the date of grant and within one year after the issuance of such shares to the participant (a “disqualifying disposition”), generally (i) the participant will recognize ordinary income (treated as compensation) in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares and (ii) the Company will be entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

If stock is issued to a participant pursuant to the exercise of an incentive stock option, and if no disposition of the shares is made by the participant within two years after the date of grant and within one year after the issuance of such shares to the participant, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Company for federal income tax purposes.

Nonqualified Stock Options.   With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss.

Bonus Stock.   The federal income tax consequences of awards of bonus stock will depend on how such awards are structured. Generally, the Company will be entitled to a deduction with respect to such awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that bonus stock awards will usually result in compensation income to the recipient in some amount. However, some forms of bonus stock awards may not result in any compensation income to the recipient or any income tax deduction for the Company.

Restricted Stock.   In the absence of a Code Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions expire, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions expire over the amount paid for the stock (if any). As the restrictions applicable to a grant of restricted stock expire (for example, if the restrictions on 20% of a grant expire on each anniversary of the grant), the participant will include an appropriate portion of the shares as ordinary income (treated as compensation) as the restrictions expire. The participant’s basis in the stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long or short-term capital gain or loss (depending on the time the stock is held after the restrictions end). Dividends received by the participant constitute ordinary income (treated as compensation) in the year received. The Company generally will be entitled to a deduction equal to the fair market value of the stock when it is included in the participant’s income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on stock that remains subject to restrictions.

If a Code Section 83(b) election is made within 30 days of the initial grant, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. The Company generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long or short-term depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Code Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Code Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) the Company paid the participant for the restricted stock at the time it is forfeited.

Code Section 162(m) Limitation.   Under Code Section 162(m), the Company may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year, unless the compensation is “performance-based compensation” or qualifies under certain other exceptions. The 2007 Stock Incentive Plan contains provisions authorizing the grant of stock options, stock bonuses and restricted shares that may constitute performance-based awards within the meaning of Code Section 162(m). To the extent that awards under the 2007 Stock Incentive Plan constitute performance-

based awards, the awards should qualify as “performance-based compensation” for purposes of Code Section 162(m).

Code Section 409A.   The 2007 Stock Incentive Plan has been written to comply, by its terms, with Section 409A of the Code; however, in the event that an award issued under the plan constitutes a deferral of compensation under a nonqualified deferred compensation plan, as such term in defined under Code Section 409A, such award shall be modified or cancelled to comply with the requirements of Code Section 409A (or a successor provision thereto).

New Plan Benefits.

The awards that will be granted to eligible participants under the 2007 Stock Incentive Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.

The full text of the 2007 Stock Incentive Plan is attached to this Proxy Statement as APPENDIX A.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE 2007 STOCK INCENTIVE PLAN

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF CROWE CHIZEK & COMPANY LLC
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (INDEPENDENT AUDITORS)

At its February 2007 meeting, the Audit Committee of the Board of Directors recommended and approved the appointment of Crowe Chizek & Company LLC as the Company’s independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the year ending December 31, 2007. The Company is seeking the shareholders’ ratification of such action.

Report of the Audit Committee

The Audit Committee of MainSource Financial Group, Inc. is composed of four directors who the Board of Directors has determined are “independent” as defined by NASDAQ National Market listing standards. The Audit Committee’s responsibilities are set forth in a written charter approved by the Board of Directors. The charter is also reviewed annually by the Audit Committee. A copy of the Audit Committee charter is available on the Company’s website at www.mainsourcefinancial.com. The Audit Committee has determined that its members meet the financial literacy requirements of the NASDAQ National Market listing standards.

Management of the Company has primary responsibility for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. This audit serves as a basis for the auditor’s opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company’s financial position, results of operations and cash flows and for the auditor’s report regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. For the fiscal year ended December 31, 2006, the Audit Committee engaged Crowe Chizek & Company LLC to serve as the Company’s independent auditor.

In discharging its oversight responsibility, the Audit Committee met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the year ended December 31, 2006 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The independent auditor also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm’s independence. In addition, the Audit Committee approved in advance all non-audit engagements by the Company’s independent auditor. The Audit Committee determined that the independent auditor’s provision of non-audit services to the Company is compatible with maintaining that firm’s independence.

Based upon the discussions and reviews referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

/s/ Rick S. Hartman (Chairman)
/s/ Douglas I. Kunkel
/s/ Brian J. Crall
/s/ D.J. Hines

Fees Paid to Independent Registered Public Accountants

The following table presents fees for professional services rendered by Crowe Chizek and Company LLC for the audit of the Company’s annual financial statements for 2005 and 2006 included on Form 10-K, the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act, the review of the interim consolidated financial statements included in Forms 10-Q filed during the years 2005 and 2006, and the review of various other SEC filings during 2005 and 2006. Fees billed for audit-related services, tax services and all other services rendered by Crowe Chizek for 2005 and 2006 are also presented below. Representatives from Crowe Chizek and Company LLC are not expected to be present at the annual meeting.

	2005	2006
Audit Fees	$376,475	$310,700
Audit-Related Fees(1)	45,640	32,675
Tax Fees(2)	102,800	35,295
All Other Fees(3)	4,125	4,475
Total	$529,040	$383,145

(1)          Includes fees, including reimbursement of expenses, paid for the audit of the Company’s benefit plans, due diligence services related to a potential acquisition, required FDICIA reporting procedures and consulting on various accounting and auditing matters.

(2)          Includes fees, including reimbursement of expenses, paid for income tax return preparation, informational return preparation for the Company’s benefit plans, assistance with quarterly tax estimates and consulting on various tax matters.

(3)          Includes fees paid for all other services including consulting services provided relating to compliance with Sarbanes-Oxley Section 404.

Pre-Approval by Audit Committee of Independent Accountant Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditor, except as described below.

Under its current charter, it is the policy of the Audit Committee to pre-approve all non-audit services, including tax work, or other allowable services to be performed by external accountants or auditors.  Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Crowe Chizek and Company LLC pursuant to these exceptions in the 2006 fiscal year.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied during fiscal 2006 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by November 27, 2007, to the Company’s Secretary, 201 North Broadway, Greensburg, Indiana 47240. In addition, the Company’s By-laws provide that any shareholder wishing to nominate a candidate for director or propose other business at the Annual Meeting must give the Company written notice not less than 60 days or more than 90 days before the meeting, and the notice must provide certain other information as described in the By-laws. Copies of the By-laws are available to shareholders free of charge upon request to the Company’s Secretary. The persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before 60 days before the meeting, and also retain such authority under certain other circumstances. For additional information regarding the shareholder nomination process, please see “Communications with Independent Directors” on page 11.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with account holders who are shareholders of the Company will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once “householding” communications to your address begin, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Secretary, MainSource Financial Group, Inc., 201 N. Broadway, Greensburg, Indiana 47240 or (3) contact the Secretary of the Company, James M. Anderson, at (812) 663-0157. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or if you are a record holder of Company shares, contact the Secretary of the Company. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Advance Notice Procedures for Annual Meeting Business

Under our bylaws, no business may be brought before an annual meeting unless in one of the following ways: (i) it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934); (ii) such business is otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) such business is brought before the meeting by a shareholder who has delivered notice to the Company (containing certain information specified in our bylaws) not less than 60 nor more than 90 days prior to the meeting. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

James M. Anderson
Secretary

March 26, 2007

Appendix A

MAINSOURCE FINANCIAL GROUP, INC.
2007 STOCK INCENTIVE PLAN

ARTICLE I

Purpose

The primary purposes of the MainSource Financial Group, Inc. 2007 Stock Incentive Plan (the “Plan”) are to promote and align the interests of key employees, officers, directors, consultants, advisors and other service providers of the Company and its Affiliates in order to reward performance that enhances long term shareholder value, increases employee stock ownership and improves the ability of the Company and its Affiliates to attract, retain and motivate their key employees, officers, directors, consultants, advisors and other service providers.

Similar purposes were the motivation behind the Company’s prior establishment of the 2003 Stock Option Plan, which is in addition to, and not replaced by, this 2007 Stock Incentive Plan. At the same time as the adoption of this Plan, no further awards will be made under the 2003 Stock Option Plan. However, unexercised options, which were previously issued under the 2003 Stock Option Plan, will not be terminated, but will otherwise be continued in accordance with the 2003 Stock Option Plan, as it may be amended from time to time in accordance with its terms and conditions.

In furtherance of the foregoing expressed purposes, this Plan is intended to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Company Stock through the granting of the following Stock Awards:  (a) Option Awards; (b) Bonus Stock Awards; and (c) Restricted Stock Awards.

ARTICLE II

Definitions

As used in this Plan, terms defined parenthetically immediately after their use have the meanings provided by such definitions, and the terms set forth below have the following meanings (such meanings to apply equally to both the singular and plural forms of the terms defined):

(a)          “Administrator” means the Board, the Compensation Committee of the Board or any committee of the Board  comprised solely of directors who both are (i) “Non-employee Directors” under Rule 16b-3, and (ii) “outside directors” as described in Treasury Regulation Section 1.162-27(e)(3).

(b)         “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Award under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any other organization in which the Company has a substantial equity investment, as designated by the Board.

(c)          “Award Agreement” means the written agreement which sets forth the terms and provisions applicable to each Option Award, Restricted Stock Award and/or Bonus Stock Award.

(d)         “Board” means the Board of Directors of the Company.

(e)          “Bonus Stock Award” is a grant of shares of Company Stock in return for previously performed services, or in return for a Grantee surrendering other compensation that may be due.

(f)            “Change in Control” means the occurrence of any one of the following events:

(i)             individuals who, on January 1, 2007, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2007, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection by such Incumbent Directors to such nomination) shall be deemed to be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)         any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or by any employee stock benefit trust created by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition by any group of persons (or any entity controlled by any group of persons); or (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (ii);

(iii)     the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 40% of the total voting power of (x) the corporation resulting from the consummation of such Business Combination (the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent

Corporation, the Surviving Corporation) and (C) at least one-half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)       the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

(g)          “Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular Section of the Internal Revenue Code will include references to successor provisions.

(h)         “Company” means MainSource Financial Group, Inc., an Indiana corporation.

(i)            “Company Stock” means the common stock of the Company.

(j)             “Current Grant” has the meaning specified in Section 7.1(c).

(k)         “Effective Date” means January 1, 2007.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act will include references to successor provisions.

(m)     “Exercise Price” means the price at which a share of Company Stock may be purchased by a Grantee pursuant to exercise of an Option Award.

(n)         “Fair Market Value” of any security of the Company or any other issuer means, as of any applicable date:

(i)             The per share closing price of a share of the Company Stock on the National Association of Securities Dealers, Inc.’s NASDAQ National Market System (“NASDAQ”) on the day preceding the day such grant determination is being made or, if there was no closing price reported on such day, on the most recently preceding day on which a closing price was reported; or

(ii)         If a security is not so listed, the Fair Market Value of a share of Company Stock will be determined by a reasonable application of a reasonable valuation method taking into consideration such factors as the value of the Company’s tangible and intangible assets, the present value of the Company’s future cash flows, the market value of stock of equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its shareholders or its creditors.

(o)         “Grant Date” means the date of grant of a Stock Award determined in accordance with Section 6.1(a).

(p)         “Grantee” means an individual who has been granted a Stock Award.

(q)         “ISO” means an Option Award which meets the requirements of Code Section 422.

(r)           “Non-employee Director” means any individual who is a member of the Board and who is not an employee of the Company.

(s)           “Nonqualified Stock Option” means an Option Award that does not meet the requirements of Code Section 422.

(t)            “Option Award” means the grant of a stock option under the Plan.

(u)         “Other Plans” has the meaning specified in subsection Section 7.1(b)

(v)          “Plan” means the MainSource Financial Group, Inc. 2007 Stock Incentive Plan.

(w)       “Prior Grants” has the meaning specified in subsection Section 7.1(c).

(x)          “Restricted Stock Award” is a grant of shares of Company Stock that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals, performance goals or other objectives, as determined by the Board.

(y)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, and any future rule or regulation amending, supplementing or superseding such rule.

(z)          “SEC” means the Securities and Exchange Commission.

(aa)    “Securities Act” means the Securities Act of 1933, as amended. References to a particular section of, or rule under the Securities Act will include references to successor provisions.

(bb)  “Stock Award” means an Option Award, Bonus Stock Award or Restricted Stock Award, or all or any combination of them.

(cc)    “Ten Percent Owner” means a person who owns stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

(dd)  “Termination of Employment” occurs the first day an individual, for any reason, is entitled to severance payments under the Company’s or any Affiliate’s personnel policies or is no longer employed by the Company or any of its Affiliates, or, with respect to an individual who is an employee of an Affiliate, the first day such corporation is no longer an Affiliate. For the purposes of this Plan, the death of an individual will not constitute a Termination of Employment.

(ee)    “Termination of Employment for Cause” means a Termination of Employment following the occurrence of any of the following events:

(i)             Grantee commits fraud, theft or embezzlement against the Company or an Affiliate;

(ii)         Grantee commits a felony or a crime involving moral turpitude;

(iii)     Grantee compromises trade secrets or other proprietary information of the Company or an Affiliate; or

(iv)       Grantee breaches any non-solicitation agreement or noncompetition agreement with the Employer.

(ff)         “$100,000 Limit” has the meaning specified in subsection Section 7.1(b).

ARTICLE III

Scope

Section 3.1   Reservation of Shares.

(a)          An aggregate of 650,000 shares of Company Stock is hereby made available and is reserved for delivery in connection with the Plan. This is the maximum number of shares of Company Stock that may be subject to Stock Awards awarded under the Plan. Subject to the foregoing limit, shares of Company Stock held as treasury shares may be used for or in connection with Stock Awards. Issuance of Company Stock pursuant to a Stock Award reduces the shares available for grant and issuance under the Plan.

(b)         If and to the extent a Stock Award expires or terminates for any reason without having been exercised in full or is forfeited, shares of Company Stock associated with such Stock Award will again become available for other Stock Awards.

ARTICLE IV

Administration

The Plan will be administered by the Administrator who will have full power and final authority, in its sole discretion, but subject to the express provisions of the Plan, as follows:

(a)          To grant Stock Awards;

(b)         To determine when Stock Awards may be granted;

(c)          To interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d)         To prescribe, amend and rescind rules relating to the Plan, including rules with respect to the exercisability of Stock Awards upon the Termination of Employment of a Grantee;

(e)          To determine the terms and provisions of Award Agreements and, with the consent of the Grantee, to modify any such Award Agreement at any time;

(f)            To accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to any Stock Award; or

(g)          To impose such additional conditions, restrictions and limitations upon the grant, exercise or retention of Stock Awards as the Administrator may, before or concurrently with the grant thereof, deem appropriate.

Any decision made by the Administrator or any action which the Administrator is required or authorized to take will, to the extent permitted by applicable law, be final, conclusive, and binding upon each and every person who is or may become interested in the Plan, any Award Agreement or any Stock Award. The Administrator will not be liable for any action or determination made in good faith with respect to the Plan or any Stock Award.

ARTICLE V

Eligibility

Section 5.1   In General.   Except as otherwise provided herein, Stock Awards may be granted to any employee, director or officer of the Company or any Affiliate, or to any consultant or advisor to the Company provided that if such consultant or advisor is employed by or providing services to the Company or a Affiliate at the time of the grant). Notwithstanding the foregoing, but otherwise subject to Code Section 422, only employees of the Company or an Affiliate may be granted ISOs.

Section 5.2   Acquired Employees.   To the extent not otherwise precluded in the Plan or in any other agreement, Stock Awards may be granted under this Plan in substitution for awards held by employees of an organization or business acquired, in any manner, by the Company or an Affiliate. The terms, provisions and benefits of any substitute Stock Awards will be determined by the Board.

ARTICLE VI

Conditions to Grants

Section 6.1   General Conditions.

(a)          The “Grant Date” of a Stock Award is the date on which the Administrator grants the Stock Award or such later date as specified in advance by the Administrator.

(b)         The term of each Stock Award subject to Section 7.1(a) with respect to ISOs will be a period of not more than ten years from the Grant Date and will be subject to earlier termination as herein provided.

Section 6.2   Exercise Price.   The Exercise Price of any Option Award or Restricted Stock Award, if any, will be equal to the Fair Market Value of Company Stock as of the Grant Date.

Section 6.3   Cash Settlement.   To the extent provided by the Administrator, any Stock Award may be settled in cash rather than Company Stock. To the extent any shares of Company Stock covered by a Stock Award are not delivered to a Grantee because the Stock Award is forfeited, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Company Stock available for delivery under the Plan.

ARTICLE VII

Option Awards

Section 7.1   Incentive Stock Options.   If, at the time of the grant of any Option Award to an employee of the Company or a Affiliate, the Exercise Price is, in the case of a Ten Percent Owner, not less than 110 percent of the Fair Market Value of the Company Stock on the Grant Date, then the Administrator may, but need not, designate that such Option Award will be made subject to additional restrictions to permit it to qualify as an ISO. Any Option Award designated as an ISO:

(a)          Will be for a period of not more than ten years (five years, in the case of a Ten Percent Owner) from the Grant Date, and will be subject to earlier termination as provided herein or in the applicable Award Agreement;

(b)         Will not, when aggregated with all other ISOs (granted under the Plan or any other stock option plan of the Company or an Affiliate (“Other Plans”)) granted to any specific Grantee and exercisable for the first time during any calendar year, have an aggregate Fair Market Value (determined with respect to the underlying capital stock on each ISO’s grant date and otherwise in accordance with Code Section 422) in excess of $100,000 (the “$100,000 Limit”);

(c)          Will, if the aggregate Fair Market Value on the date of grant of the underlying capital stock with respect to such grant (the “Current Grant”) and all prior ISO grants under the Plan and Other Plans (“Prior Grants”) which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

(i)             The portion of the Current Grant exercisable for the first time by a specific Grantee during a calendar year which causes all relevant grants to the Grantee to exceed the

$100,000 Limit for such calendar year will, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee without exceeding the $100,000 Limit for such subsequent calendar year; and

(ii)         If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under subsection (i) above during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant will not be an ISO, but will be exercisable as a separate Option Award at such date or dates as are provided in the Current Grant;

(d)          will be granted within ten years after the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company; and

(e)           will require the Grantee to notify the Administrator of any disposition of any Company Stock issued pursuant to the exercise of the ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), within ten days of such disposition.

Section 7.2   Nonqualified Stock Options.   Any Option Award that does not meet the requirements of Code Section 422 will be a Nonqualified Stock Option, which will be in such form and will contain such terms and conditions as the Administrator will appropriate; provided, however, the Exercise Price will not be less than 100 percent of the underlying Company Stock’s Fair Market Value on the Grant Date.

Section 7.3   Termination of Employment.

(a)          Unless otherwise determined by the Administrator and specified in the applicable Award Agreement, any Option Award that has not vested as of the date of Termination of Employment will terminate immediately as of the date of Termination of Employment.

(b)         Upon a Change in Control, any Option Award will be immediately vested and immediately exercisable.

(c)          Any vested, unexercised Option Award will terminate automatically and without further notice on the earliest of the following dates, but otherwise subject to the expiration date set forth in the Award Agreement:

(i)             One year after the Grantee’s death;

(ii)         One year after the Grantee’s Termination of Employment arising from a permanent and total disability, within the meaning of Code Section 22(e)(3);

(iii)     Immediately if the Termination of Employment is based upon Cause; and

(iv)       90 days after Termination of Employment for any reason other than disability or Cause as provided in this Section.

ARTICLE VIII
Bonus Stock and Restricted Stock Awards

Section 8.1   Bonus Stock Awards.   Each Award Agreement relating to a Bonus Stock Award will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. Each Bonus Stock Award Agreement will include (through the incorporation of these provisions by reference or otherwise) the substance of each of the following provisions:

(a)          Consideration.   A Bonus Stock Award may be made in consideration for past services actually rendered to the Company or any Affiliate for its benefit.

(b)         Vesting.   Shares of Company Stock awarded under a Bonus Stock Award Agreement may, but need not, be subject to vesting, as determined by the Administrator and specified in the applicable Award Agreement. Upon a Change in Control, any Bonus Stock Award, to the extent subject to vesting, will be immediately vested.

(c)          Termination of Employment.   Upon a Grantee’s Termination of Employment, the Company may reacquire any or all of the shares of Company Stock held by the Grantee which have not yet vested as of the date of the Termination of Employment under the terms of the Bonus Stock Award Agreement. If as of the Termination of Employment the restrictions applicable to a Bonus Stock Award, if any, have not been satisfied, the Bonus Stock Award will be forfeited and the underlying shares of Company Stock returned to the Company.

Section 8.2   Restricted Stock Awards.   Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Administrator will deem appropriate. Each Restricted Stock Award Agreement will include (through the incorporation of these provisions by reference or otherwise) the substance of each of the following provisions:

(a)          Purchase Price.   The purchase price, if any, under each Restricted Stock Award Agreement will be such amount as the Administrator will determine and designate in the Award Agreement.

(b)         Vesting.   Shares of Company Stock awarded under a Restricted Stock Award Agreement may, but need not, be subject to vesting, as determined by the Administrator and specified in the applicable Award Agreement. Upon a Change in Control, any Restricted Stock Award, to the extent subject to vesting, will be immediately vested.

(c)          Termination of Employment.   Upon a Grantee’s Termination of Employment, the Company may reacquire any or all of the shares of Company Stock held by the Grantee which have not yet vested as of the date of the Termination of Employment under the terms of the Restricted Stock Award Agreement. If as of the Termination of Employment the restrictions applicable to a Restricted Stock Award have not been satisfied, the Restricted Stock Award will be forfeited and the underlying shares of Company Stock returned to the Company.

ARTICLE IX
Exercise and Transferability

Section 9.1   Exercise.   Subject to Article IV(f), other provisions of the Plan and the Award Agreement, as well as such other terms and conditions as the Administrator may impose, each Stock Award that is exercisable in whole or in part after the Grant Date will be exercisable in one or more installments commencing on the date it vests under the applicable Award Agreement. Each such Stock Award will be exercised by delivery to the Company of written notice of exercise, in whole or in part, and delivery of such other documents, instruments and other items as may be required by the applicable Award

Agreement. The Exercise Price will be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

(a)          Cash;

(b)         Company Stock valued at its Fair Market Value on the business day preceding the date of exercise (including through an attestation procedure);

(c)          By waiver of compensation due or accrued to the Grantee for services rendered;

(d)         With the consent of the Administrator, by tender of property; or

(e)          Consideration received by the Company under any form of cashless exercise approved by the Administrator, including (provided that a public market for the Company Stock exists):

(i)             A “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Stock Award and to sell a portion of the Company Stock so purchased in order to pay for the Stock Award, and whereby the NASD Dealer irrevocably commits upon receipt of such Company Stock to forward the Exercise Price directly to the Company; or

(ii)         A “margin” commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Stock Award and to pledge the Company Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Company Stock to forward the Exercise Price directly to the Company.

Section 9.2   Transferability.   Each Stock Award granted hereunder will by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. A Stock Award may be exercised by the Grantee’s personal representative or heir(s) upon the Grantee’s death, but only during the period ending on the earlier of (a) the date 12 months following the date of death (or such longer or shorter period as is specified in the applicable Award Agreement), or (b) the expiration of the term of the Stock Award as specified in the Award Agreement. If, after death, the Stock Award is not exercised within the time specified herein, the Stock Award will terminate.

ARTICLE X
Amendment and Termination of the Plan

The Board may supplement, amend, alter or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Grantee under an Award theretofore granted without the Grantee’s consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company, (b) cause the Plan to comply with applicable law, or (c) permit the Company to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company’s shareholders (a) to the extent such approval is not required by applicable law or the terms of a written agreement, and (b) so long as any such amendment or alteration does not increase the number of Shares subject to this Plan (other than pursuant to Section 12.9) or increase the maximum number of Stock Awards that the Administrator may award under the Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, and further subject to any approval or limitations the Board may impose.

ARTICLE XI
Legal Construction

Section 11.1   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular and the singular includes the plural.

Section 11.2   Severability.   In the event any provision of the Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

Section 11.3   Requirements of Law.   The grant of Awards and the issuance of shares of Company Stock under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the shares of Company Stock are then listed or traded.

Section 11.4   Governing Law.   Except to the extent preempted by the Federal laws of the United States, the Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

Section 11.5   Headings.   The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of the Plan.

Section 11.6   Mistake of Fact.   Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

Section 11.7   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

ARTICLE XII
Miscellaneous

Section 12.1   Section 83(b) Election.   If the Administrator has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and the Grantee has, in connection with the receipt or exercise of any Stock Award (when applicable), made the election permitted under Code Section 83(b) (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b)), such Grantee will notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

Section 12.2   Withholding Requirements.

(a)          Whenever under the Plan, shares of Company Stock are to be delivered upon exercise or payment of a Stock Award, or any other event with respect to rights and benefits hereunder, the Company will be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Company Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

(b)         If any disqualifying disposition described in Section 7.1(e) is made with respect to shares of Company Stock acquired under an ISO granted pursuant to the Plan or any Code Section 83(b) election described in Section 12.1 is made, then the person making such disqualifying disposition or election will remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company will have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Company Stock due to the Grantee under the Plan.

Section 12.3   Withholding Arrangements.

(a)          Subject to subsection (b), a Grantee may elect for withholding (“Share Withholding”) by the Company a portion of the shares of Company Stock otherwise deliverable to such Grantee upon the exercise or payment of a Stock Award (a “Taxable Event”) having a Fair Market Value equal to:

(i)             The minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

(ii)         With the Administrator’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(b)         Each Share Withholding election by a Grantee will be made in writing in a form acceptable to the Administrator and will be subject to the following restrictions:

(i)             A Grantee’s right to make such an election will be subject to the Administrator’s right to revoke such right at any time before the Grantee’s election unless the Administrator specifically waives its right to do so in the Award Agreement;

(ii)         The Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined;

(iii)     The Grantee’s election will be irrevocable by the Grantee; and

(iv)       In the event that the Tax Date is deferred until six months after the delivery of Company Stock under Section 83(b) of the Code, the Grantee will receive the full amount of Company Stock with respect to which the exercise occurs, but such Grantee will be unconditionally obligated to tender back to the Company the proper number of shares of Company Stock on the Tax Date.

Section 12.4   Securities Law Matters.

(a)          If the Administrator deems necessary to comply with the Securities Act, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Administrator may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Company Stock, that the Company Stock be subject to such stock transfer orders and other restrictions as the Administrator may deem necessary or advisable.

(b)         If, based upon the opinion of counsel for the Company, the Administrator determines that the exercise of, or delivery of benefits pursuant to, any Stock Award would violate any applicable provision of (i) federal or state securities law, or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the

Administrator may postpone any such exercise or delivery, as the case may be, but the Company will use reasonable and good faith efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

Section 12.5   Funding.   Benefits payable under the Plan to any person will be paid directly by the Company. The Company will not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

Section 12.6   No Employment Rights.   Neither the establishment of the Plan, nor the granting of any Stock Award, will be construed to (a) give any Grantee the right to remain employed by the Company or any of its Affiliates or to any benefits not specifically provided by the Plan, or (b) in any manner modify the right of the Company or any of its Affiliates to modify, amend, or terminate any of its employee benefit plans.

Section 12.7   No Rights of a Shareholder.   A Grantee will not, by reason of any Stock Award, have any right as a shareholder of the Company with respect to the shares of Company Stock which may be deliverable upon exercise or payment of such Stock Award until such shares have been actually delivered to such Grantee.

Section 12.8   Non-Uniform Determinations.   The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Stock Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator will be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Stock Awards, and (c) the treatment of Terminations of Employment. Notwithstanding the foregoing, the Administrator’s interpretation of Plan provisions will be uniform as to similarly situated Grantees.

Section 12.9   Adjustments.   The Administrator will make equitable adjustment of: (a) the aggregate number of shares of Company Stock available under Section 3.1; (b) the number of shares of Company Stock covered by a Stock Award; and (c) the Exercise Price of a Stock Award (if applicable) to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization or similar event of or by the Company.

Section 12.10   Adoption Award and Shareholder Approval.   The Plan is effective as of April 26, 2007, the date the Plan was approved by the Company’s shareholders.

Section 12.11   Nonexclusivity.   Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 12.13   Cancellation of Options.   The Administrator may, with the concurrence of the affected Grantee, cancel any unexercised Stock Award granted under this Plan. In the event of any such cancellation, the Administrator may authorize the granting of a new Stock Award (which may or may not cover the same number of shares of Company Stock that had been subject of any prior unexercised Stock Award) in such manner, at new Exercise Price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the canceled Stock Award not been previously granted.

MAINSOURCE FINANCIAL GROUP, INC.
DATED:	By:
James L. Saner, Sr., President
ATTEST:
By:

MainSource Financial Group, Inc.
Greensburg Indiana
Proxy for 2007 Annual Meeting of Shareholders
(Please Complete, Sign, Date and Return Promptly)

The undersigned shareholder of MAINSOURCE FINANCIAL GROUP, INC. (“Company”), Greensburg, Indiana, does hereby nominate, constitute and appoint  PHILIP A. FRANTZ, RICK S. HARTMAN and JAMES L. SANER, SR., or any of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on March 15, 2007 at the Annual Meeting of Shareholders to be held at the Company’s Operations Center, 1927 Greensburg Crossing, Greensburg, Indiana on April 26, 2007 at 10:00 a.m. (Eastern Standard Time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.              Election of Directors.

To elect as directors the following eight (8) nominees: William G. Barron, Brian J. Crall, Philip A. Frantz,

Rick S. Hartman, D. J. Hines, Robert E. Hoptry, Douglas I. Kunkel and James L. Saner, Sr.

☐ FOR all nominees (except as otherwise	☐ WITHHOLD AUTHORITY to vote for
indicated below)	all nominees

(INSTRUCTIONS:          To withhold authority to vote for any individual nominee, write that nominee’s name on the line below)

_______________________________________________________________________________

2.              Approval of the MainSource Financial Group, Inc. 2007 Stock Incentive Plan.

☐ For	☐ Against	☐ Abstain

3.              Ratification of the appointment of Crowe Chizek and Company LLC.

☐ For	☐ Against	☐ Abstain

4.              Other Business.  To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.  (The Board of Directors does not know of any such other matters.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” THE APPROVAL OF THE MAINSOURCE FINANCIAL GROUP, INC. 2007 STOCK INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC.

Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED “FOR” ALL OF THE NOMINEES LISTED IN ITEM 1, “FOR” THE APPROVAL OF THE MAINSOURCE FINANCIAL GROUP, INC. 2007 STOCK INCENTIVE PLAN, “FOR” THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC, AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

IN WITNESS WHEREOF, I have hereunto set my hand this _________ day of _________________, 2007.

(Signature of Shareholder(s))

Please sign above exactly as your name(s) appears opposite the signature lines.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy.

The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.